Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221174, 333-221173, 333-215828, 333-198381, 333-191973, 333-191972, 333-179218, 333-164516) of Cree, Inc. of our report dated August 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 21, 2019